Exhibit 99.2

SUPPLEMENT DATED OCTOBER 2, 2006
TO CONSENT SOLICITATION STATEMENT DATED SEPTEMBER 22, 2006

Medarex, Inc.
Solicitation of Consents to
Proposed Amendment to and Waiver of Default Under the
Indenture with Respect to
$150,000,000 2.25% Convertible Senior Notes due May 15, 2011
CUSIP Numbers: 583916AG6

583916AF8

This Supplement hereby amends the Consent Solicitation Statement, dated September 22, 2006 (the “Consent Solicitation Statement” and, as amended by this Supplement, the “Supplemented Consent Solicitation Statement”), relating to the 2.25% Convertible Senior Notes due May 15, 2011 (the “Notes”) of Medarex, Inc. (the “Company”). Capitalized terms used, but not defined, in this Supplement have the meanings assigned to them in the Consent Solicitation Statement. All references to and requirements regarding the Consent Solicitation Statement contained in any document used by or on behalf of Medarex in connection with the Consent Solicitation shall be deemed to refer to this Supplemented Consent Solicitation Statement. Except as set forth in this Supplemented Consent Solicitation Statement, all aspects of the Consent Solicitation remain unchanged.

The Consent Solicitation Statement is hereby amended and restated as follows:

COVER PAGE:  The cover page of the Consent Solicitation Statement is hereby amended and restated as follows:

THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 4, 2006 (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”).  CONSENTS MAY ONLY BE REVOKED UNDER THE CIRCUMSTANCES DESCRIBED IN THIS SUPPLEMENTED CONSENT SOLICITATION STATEMENT AND THE CONSENT LETTER.

Medarex, Inc. is soliciting consents (the “Consents”), upon the terms and subject to the conditions set out in this Supplemented Consent Solicitation Statement and in the consent letter dated September 22, 2006 (the “Consent Letter”) to an amendment (the “Proposed Amendment”) to the Indenture dated as of May 3, 2004 (the “Indenture”) between Medarex and Wilmington Trust Company, as trustee (the “Trustee”), pursuant to which its 2.25% Convertible Senior Notes due May 15, 2011 (the “Notes”) were issued (the “Consent Solicitation”).  The purpose of the Proposed Amendment is to amend the Indenture to provide that we will have additional time to comply with the Indenture’s reporting requirements and to amend our optional redemption rights under the Indenture.  Under the Indenture, we are required to file with the Trustee any information, documents and other reports that are required to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within 15 days after such documents and reports are required to be filed with the SEC.  We are currently engaged in a restatement of our financial statements and we have delayed filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 until such restatement is complete.

Each Holder that consents to the Proposed Amendment (each, a “Consenting Holder” and, together the “Consenting Holders”) will also be waiving all defaults and events of default with respect to the reporting requirements in the Indenture and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of such defaults or events of default.

The Consent Solicitation is being made to all persons in whose name a Note was registered at 5:00 p.m., New York City time, on September 21, 2006 (the “Record Date”) and their duly designated proxies.  As of September 21, 2006, all of the Notes were held through The Depository Trust Company (“DTC”) by participants in DTC (“DTC Participants” and, together with all other registered holders of Notes as of the Record Date, if any, the “Holders”).  DTC will issue an “omnibus proxy” authorizing DTC Participants as of the Record Date to execute a Consent.  This Consent Solicitation is conditioned on receipt by us of valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendment (the “Requisite Consent”).  A beneficial owner of an interest in Notes held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf.  After receipt of the Requisite Consent, we will execute the Supplemental Indenture with the Trustee to give effect to the Proposed Amendment on or promptly after the Expiration Time.

This Supplemented Consent Solicitation Statement describes the Proposed Amendment and the procedures for delivering and revoking Consents.  Please read it carefully.

The Solicitation Agent for the Consent Solicitation is:

Goldman, Sachs & Co.

The date of this Supplemented Consent Solicitation Statement is October 2, 2006

SUMMARY:  The section of the Consent Solicitation Statement titled “Summary” is hereby amended and restated by deleting the subsections titled “Consent Payments” and “Eligibility for Consent Payments,” contained therein, adding the subsection titled “Optional Redemption of Notes” set forth below, and deleting the subsections titled “Purpose of Consent Solicitation,” “Expiration Time,” “Consequences to Non-Consenting Holders” and “Procedure for Delivery of Consents” contained therein and replacing such subsections with the following:

Purpose of Consent Solicitation

The purpose of the Consent Solicitation is to amend the Indenture to provide that we will have additional time to comply with the reporting requirements in the Indenture, to amend our optional redemption rights under the Indenture and to waive all past and present defaults and events of default with respect to the reporting requirements of the Indenture. See “The Proposed Amendment and Waiver.”

Optional Redemption of Notes

The Proposed Amendment eliminates our right to redeem the Notes prior to May 15, 2010 and provides that, at any time on or after May 15, 2010 and until May 14, 2011, we will have the right, at our option, to redeem the Notes in cash, in whole or in part, but only if the closing sales price of our common stock for at least 20 of the 30 consecutive trading days immediately prior to the day we give notice of redemption is greater than 150% of the applicable conversion price on the date of the notice. The cash redemption price will equal 100.3% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

Expiration Time

The Consent Solicitation will be open until 5:00 p.m., New York City time, on October 4, 2006. Holders who wish to consent to the Proposed Amendment must deliver their Consent to the Depositary on or before the Expiration Time.

We reserve the right:

• to extend the Expiration Time from time to time;

• to waive in whole or in part any conditions to the Consent Solicitation;

• to terminate the Consent Solicitation at any time on or prior to the Expiration Time; and

• to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite Consent has been received.

Consequences to Non-Consenting Holders	If the Requisite Consent is obtained, non-consenting Holders will be bound by the Proposed Amendment.

Procedure for Delivery of Consents

Consents must be delivered by mail or facsimile to the Depositary at the address or number set forth on the back cover page of this Supplemented Consent Solicitation Statement on or before the Expiration Time. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date to execute Consents. Only registered owners of Notes as of the Record Date or their duly designated proxies, including DTC Participants, are eligible to consent to the Proposed Amendment. Therefore, a beneficial owner of an interest in Notes held in an account of a DTC Participant who wishes to deliver a Consent must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. See “The Consent Solicitation — Consent Procedures.”

BACKGROUND:  The section of the Consent Solicitation Statement titled “Background” is hereby amended by deleting the subsection titled “Recent Events” contained therein, and replacing such subsection with the following:

Recent Events

On May 24, 2006, we announced the receipt of a letter of inquiry from the SEC requesting documentation relating to our historical stock option grant practices.  On June 15, 2006, we announced that (i) our Board of Directors had appointed one of our outside directors (the “Designated Director”) to oversee an investigation of our historical stock option practices and related accounting treatment (the “Option Investigation”), (ii) we had received a grand jury subpoena from the U.S. Attorney’s Office, District of New Jersey in connection with our historical stock option grant practices, and (iii) we had been notified that two shareholder-derivative lawsuits relating to our historical stock option grant practices had been filed.

On August 18, 2006, we announced that we would restate our annual financial statements for the periods from 2000 through 2005 and our interim financial statements for the period ended March 31, 2006 and that we would not able to file with the SEC our Quarterly Report on Form 10-Q for the period ended June 30, 2006 (the “Second Quarter Form 10-Q”) on August 9, 2006, the prescribed filing date of the Second Quarter Form 10-Q.  We further announced that we expected that expenses arising from the Option Investigation, the restatement and related activities would be significant.  Finally, we disclosed that we had received a letter from the staff of The NASDAQ Stock Market, Inc. which advised us that we were not in compliance the NASDAQ Marketplace rules because we had not filed our Second Quarter Form 10-Q on a timely basis and that our common stock would be delisted unless we filed a request for a hearing to request continued listing of our common stock on The NASDAQ Global Market.  We filed the request for a hearing and the hearing was held on September 22, 2006.  Decisions regarding  listing status generally occur within a 30 day period following the hearing date.

On September 13, 2006, the Board of Directors expanded the Board from seven to nine directors, elected two new directors and appointed the two new directors, together with the Designated Director, to a special investigation committee to complete the Option Investigation.  The special investigation committee has not completed its work or reached final conclusions and is continuing the investigation.

Section 14.4 of the Indenture requires us to file with the Trustee certain information, documents and reports required to be filed with the SEC within 15 days after they are required to be filed with the SEC.  Our failure to comply with this requirement by our failure to file our Second Quarter Form 10-Q constitutes a default under the Indenture, but does not constitute an event of default under the Indenture until we have received a “Notice of Default” specifying the default from the Trustee or Holders of 25% of the outstanding principal amount of Notes and 60 calendar days have passed.  On August 25, 2006, we received a “Notice of Default” under the Indenture from a Holder that reportedly holds more than 25% in principal amount of the outstanding Notes.  The Notice of Default cites our failure to timely file our Second Quarter Form 10-Q as the basis for the Notice of Default.  The Notice of Default further provides that if we do not file our Second Quarter Form 10-Q by October 24, 2006, an event of default under the Indenture will exist.

We intend to file an amendment to our Annual Report on Form 10-K for the year ended December 31, 2005, any other required amendments to our annual and periodic reports, including restated financial statements, and the Second Quarter Form 10-Q and any other required periodic reports as soon as practicable after the completion of the Option Investigation and restatement of our financial statements and our external audit process.

PURPOSE AND EFFECTS OF THE CONSENT SOLICITATION:  The section of the Consent Solicitation Statement titled “Purpose and Effects of the Consent Solicitation” is hereby amended and restated as follows:

PURPOSE AND EFFECTS OF THE CONSENT SOLICITATION

Section 14.4 of the Indenture requires us to file with the Trustee such information, documents and reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after they are required to be filed with the SEC.  Our failure to timely file with the Trustee our Second Quarter Form 10-Q means that we have not filed with the Trustee the information required to be so filed by Section 14.4 of the Indenture.

Non-compliance with the Section 14.4 of the Indenture constitutes a default under the Indenture, but does not constitute an event of default under the Indenture until 60 calendar days have passed after we have received written notice specifying the default from the Trustee or the Holders of 25% of the outstanding principal amount of the Notes and such default is continuing.  On August 25, 2006, we received a notice of default claiming a breach of Section 14.4 of the Indenture due to our failure to timely file the Second Quarter Form 10-Q from a Holder  claiming to hold more than 25% of the outstanding principal amount of the Notes.  Under the Indenture, if we do not cure this breach within 60 calendar days following notice of default, an event of default would occur under the Indenture, and the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes may accelerate the maturity of the Notes causing the outstanding principal amount of the Notes to become due and payable.

The purpose of the Proposed Amendment and the waiver is:

•                  to amend the Indenture to provide that we will not have the right to redeem the Notes prior to May 15, 2010, and that at any time on or after May 15, 2010 and until May 14, 2011, we will have the right, at our option, to redeem the Notes in cash, in whole or in part, but only if the closing sales price of our common stock for at least 20 of the 30 consecutive trading days immediately prior to the day we give notice of redemption is greater than 150% of the applicable conversion price on the date of the notice. The cash redemption price will equal 100.3% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the date of redemption;

•                  to amend the Indenture to provide that we will not be obligated to comply with Section 14.4 of the Indenture until the earlier of (a) December 31, 2006, or (b) the business day immediately following the date on which we satisfy the Financial Reporting Covenant Condition; and

•                  to waive all defaults and events of default with respect to the reporting provisions of the Indenture occurring prior to the effectiveness of the Proposed Amendment.

If the Proposed Amendment becomes effective and operative, we will be deemed to have satisfied the Financial Reporting Covenant Condition at such time as we have filed with the Trustee an amendment to our Annual Report on Form 10-K for the year ended December 31, 2005, an amendment to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, each including restated financial statements, and any further periodic reports required to be filed with the SEC for each period ending after March 31, 2006.

As a result of the Proposed Amendment, we will have until December 31, 2006 to satisfy the Financial Reporting Covenant Condition.  Once we have satisfied the Financial Reporting Covenant Condition, we will not be obligated to make any further filings or furnish any additional reports or information pursuant to Section 14.4 of the Indenture with respect to any period ended on or prior to December 31, 2005.  Each Holder that executes a Consent will also be waiving all defaults and events of default with respect to the reporting requirements in the Indenture, occurring on or prior to the effectiveness of the Proposed Amendment, and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of any such defaults.

None of the Trustee, the Solicitation Agent, the Information Agent or the Depositary makes any recommendation as to whether or not Holders should provide Consents to the Proposed Amendment.

THE PROPOSED AMENDMENT AND WAIVER:  The section of the Consent Solicitation Statement titled “The Proposed Amendment and Waiver” is hereby amended and restated by deleting the subsection titled “General,” “The Proposed Amendment” and “The Effect of the Proposed Amendment and Waiver” contained therein, and replacing such subsections with the following:

General

Regardless of whether the Proposed Amendment becomes operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture.  The changes included in the Proposed Amendment will not alter our obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date, conversion or redemption provisions of the Notes, except as specifically set forth in this Supplemented Consent Solicitation Statement.

If the Requisite Consent is obtained, non-consenting Holders of Notes will be bound by the Proposed Amendment.  The Proposed Amendment will be effected (and will become operative) by execution of the Supplemental Indenture by us and the Trustee.

The Proposed Amendment

IF THE PROPOSED AMENDMENT IS ADOPTED, SECTION 1.1 OF THE INDENTURE SHALL BE AMENDED BY ADDING THE FOLLOWING DEFINITIONS (double underline indicates text to be added):

“Covenant Reversion Date” means the earlier of (a) 5:00 p.m., New York City time, on December 31, 2006, or (b) the business day immediately following the date on which the Company has satisfied the Financial Reporting Covenant Condition.

“Financial Reporting Covenant Condition” means the date at which the Company has filed with the Trustee an amendment to its Annual Report on Form 10-K for the year ended December 31, 2005, an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, each including restated financial statements, and any further periodic reports required to be filed with the SEC for each period ending after March 31, 2006.

IF THE PROPOSED AMENDMENT IS ADOPTED, THE THIRD PARAGRAPH OF THE “FORM OF REVERSE” IN THE FORM OF SECURITY CONTAINED IN SECTION 2.2 OF THE INDENTURE WILL BE DELETED AND WILL BE REPLACED BY THE FOLLOWING PARAGRAPH (double underline indicates text to be added, and strikethroughs indicate text to be deleted)

“The Securities are subject to redemption at the option of the Company (“Optional Redemption”) ~~at any time on and after May 20, 2009~~, in whole or in part, upon not more than 60 and not less than 30 days’ notice to Holders prior to the Redemption Date in cash at a Redemption Price (expressed as a percentage of the principal amount) of ~~100.6% for the period beginning on May 20, 2009 and ending on May 14, 2010 and~~ 100.3% for the period beginning on May 15, 2010 and ending on May 14, 2011 and at a Redemption Price equal to 100.0% of the principal amount on and after May 15, 2011, together, in each case, with accrued and unpaid interest, if any, on the principal amount of the Securities to be redeemed to, but not including, the Redemption Date; provided, however, that interest installments on Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture; and provided further, that no such Optional Redemption may occur unless the Closing Price Per Share of the Company’s Common Stock for at least 20 Trading Days of the 30 consecutive Trading Day period ending on the date one day prior to the date the Company gives notice to Holders is greater than 150% of the Conversion Price on the date of such notice.”

IF THE PROPOSED AMENDMENT IS ADOPTED, SECTION 14.4 OF THE INDENTURE WILL BE DELETED AND WILL BE REPLACED BY THE FOLLOWING SECTION (double underline indicates text to be added, and strikethroughs indicate text to be deleted)

 “SECTION 14.4            Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Notwithstanding the foregoing, the Company shall not be required to comply with this Section 14.4 until the Covenant Reversion Date provided, however, that the Company shall satisfy the Financial Reporting Covenant Condition on or prior to the Covenant Reversion Date.  Once the Company has satisfied the Financial Reporting Covenant Condition, the Company will not be required to comply with this Section 14.4 for any period ending on or prior to December 31, 2005.”

The Effect of the Proposed Amendment and Waiver

If the Proposed Amendment becomes effective and operative, we will not be obligated to file with the Trustee until December 31, 2006 (unless we earlier satisfy the Financial Reporting Covenant Condition) an amendment to our Annual Report on Form 10-K for the year ended December 31, 2005, an amendment to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, each including restated financial statements, and the Quarterly Reports on Form 10-Q for each quarter ending after March 31, 2006 required to be filed under Section 14.4 of the Indenture but for the Proposed Amendment.  Once we have satisfied the Financial Reporting Covenant Condition we will not be obligated to make any further filings or furnish any additional reports or information pursuant to Section 14.4 of the Indenture with respect to any period ended on or prior to December 31, 2005.

Each Holder that consents to the Proposed Amendment will also be waiving all defaults and events of default with respect to the reporting requirements in the Indenture and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of such default, occurring on or prior to the effectiveness of the Proposed Amendment.

THE CONSENT SOLICITATION:  The section of the Consent Solicitation Statement titled “The Consent Solicitation” is hereby amended and restated by deleting the subsection titled “Consent Payments” contained therein, and deleting the subsections titled “General,” “Conditions of the Consent Solicitation,” “Failure to Obtain the Requisite Consent” and “Solicitation Agent, Information Agent and Depository” contained therein and replacing them as follows:

THE CONSENT SOLICITATION

General

We are seeking Consents from Holders of at least a majority in principal amount of all outstanding Notes not owned by us or one of our affiliates to the Proposed Amendment to the Indenture and to the waiver of all defaults and events of default relating to the Indenture.  See “The Proposed Amendment and Waiver”.

Regardless of whether the Proposed Amendment becomes effective, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture.  The changes sought to be effected by the Proposed Amendment will not alter our obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date, conversion or redemption provisions of the Notes, except as set forth in this Supplemented Consent Solicitation Statement.

After receipt of the Requisite Consent, we will execute the Supplemental Indenture with the Trustee to give effect to the Proposed Amendment.

We will be deemed to have accepted the Consents if, as and when we execute the Supplemental Indenture.  Thereafter, all Holders, including non-consenting Holders, and all subsequent Holders will be bound by the Proposed Amendment.  Whether or not the Requisite Consent is received, if the Consent Solicitation is terminated for any reason on or prior to the Expiration Time, or the conditions thereto are neither satisfied nor waived, the Consents with respect to the Notes will be voided.

In addition to the use of the mail, Consents may be solicited by our officers and other employees, without any additional remuneration, in person, or by telephone, or facsimile transmission.  We have retained Goldman, Sachs & Co. as the Solicitation Agent to aid in the solicitation of Consents.

Before, during or after the Consent Solicitation, the Solicitation Agent, Medarex and any of their respective affiliates may purchase Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise.  Any future purchases will depend on various factors at that time.

Conditions of the Consent Solicitation

The consummation of the Consent Solicitation  is conditioned on (i) there being received by the Depositary (and not revoked), on or before the Expiration Time, the Requisite Consent, (ii) the execution of the Supplemental Indenture by us and the Trustee, and (iii) the absence of any existing or proposed law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed Amendment or the entering into of the Supplemental Indenture or question the legality or validity of any thereof.  If the Consent Solicitation is abandoned or terminated for any reason, we will as promptly as practicable give notice thereof to the Holders and the Consents (and the related waivers) will be voided.

Failure to Obtain the Requisite Consent

In the event the Requisite Consent is not obtained and the Consent Solicitation is terminated with respect to the Notes, the Supplemental Indenture will not be executed and the Proposed Amendment will not become operative.

Solicitation Agent, Information Agent and Depositary

We have retained Goldman, Sachs & Co. as Solicitation Agent and Global Bondholders Services Corporation to act as Information Agent and Depositary in connection with the Consent Solicitation.  In its capacity as Solicitation Agent, Goldman, Sachs & Co. may contact Holders regarding the Consent Solicitation and may request brokers, dealers and other nominees to forward this Supplemented Consent Solicitation Statement and related materials to Beneficial Owners of Notes.  The Depositary will be responsible for collecting Consents.  The Solicitation Agent, the Information Agent and the Depositary will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses from us.  We have agreed to indemnify the Solicitation Agent, the Information Agent and the Depositary against certain liabilities, including liabilities under federal securities laws.

The Solicitation Agent, the Information Agent and the Depositary do not assume any responsibility for the accuracy or completeness of the information contained or incorporated by reference in this Supplemented Consent Solicitation Statement or any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

Requests for assistance in filling out and delivering Consents may be directed to the Solicitation Agent at its address and telephone numbers set forth on the back cover of this Supplemented Consent Solicitation Statement.  Requests for additional copies of this Supplemented Consent Solicitation Statement or the Consent Letter may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Supplemented Consent Solicitation Statement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES:  The section of the Consent Solicitation Statement titled “Certain United States Federal Income Tax Consequences” is hereby amended and restated as follows:

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences of the Consent Solicitation and Proposed Amendment, to beneficial owners of Notes, and is for general information only.  It is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations and judicial and administrative rulings as in effect and existing on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect.  We have not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and positions taken in this summary.  Therefore, there is no assurance that the IRS would not assert a position contrary to the positions stated below, or that a court would not agree with any such assertion.  Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Consent Solicitation or Proposed Amendment.  This summary applies only to Notes held as capital assets (within the meaning of Section 1221 of the Code), and does not purport to address all aspects of federal income taxation that may be relevant to particular holders in light of their individual circumstances and does not address issues that may be specific to holders subject to special treatment under the Code (such as brokers or dealers in securities or foreign currencies, tax-exempt entities, real estate investment trusts, persons subject to the alternative minimum tax, partnerships or other pass-through entities for United States federal income tax purposes, banks, financial institutions, insurance companies, persons who hold the Notes as part of a straddle, conversion transaction, hedge or other integrated investment, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, controlled foreign corporations, and certain United States expatriates), nor does it discuss any aspects of state, local, estate, gift or foreign tax laws.

The statements made and positions taken in this summary are based on the circumstances and expectations existing on the date hereof.  The circumstances and expectations may change after the date hereof, in which case such change may alter the positions taken below.  Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the Consent Solicitation and Proposed Amendment.  Holders are urged to consult their own tax advisors regarding the specific United States federal, state, local, estate, gift and foreign income and other tax consequences of the Consent Solicitation and Proposed Amendment.

TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS SUPPLEMENTED CONSENT SOLICITATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A HOLDER UNDER THE CODE; (B) ANY SUCH DISCUSSION IS INCLUDED HEREIN BY US IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

U.S. Holders

This discussion addresses the United States federal income tax considerations applicable to a beneficial owner of a Note who or that is (i) an individual citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust that (a) is subject to primary supervision by a court within the United States and with respect to which one or more United States persons have the authority to control all substantial decisions or (b) has made a valid election under applicable Treasury regulations to be treated as a United States person (a “U.S. Holder”).

Debt Modification Rules

Generally, the modification of a debt instrument will be treated as a “deemed exchange” of an “old” debt instrument for a “new” debt instrument for United States federal income tax purposes if such modification is “significant” within the meaning of the Treasury regulations promulgated under Section 1001 of the Code (the “Regulations”).  Such a deemed exchange would be a taxable event, unless a non-recognition provision of the Code were to apply.  Under the Regulations, the modification of a debt instrument is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.”  The Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.

The application of the Regulations to the adoption of the Proposed Amendment is unclear as of the date hereof.  We intend to take the position that the adoption of the Proposed Amendment will not constitute a significant modification of the Notes.  U.S. Holders are strongly urged to consult their own tax advisors regarding whether the adoption of the Proposed Amendment constitutes a significant modification of the Notes.

If the adoption of the Proposed Amendment does not constitute a significant modification of the Notes, the modification would not result in a deemed exchange of a U.S. Holder’s “old” Notes for “new” Notes, therefore a U.S. Holder would not recognize gain or loss as a result of a deemed exchange.

If the adoption of the Proposed Amendment constitutes a significant modification of the Notes under the Regulations, the modification would result in a deemed exchange of a U.S. Holder’s “old” Notes for “new” Notes for United States federal income tax purposes.  However, a deemed exchange will likely constitute a tax-free recapitalization if both the “old” Notes and the “new” Notes are treated as “securities” for United States federal income tax purposes.  An instrument constitutes a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument.  Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity.  In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years are unlikely to be treated as “securities,” although the IRS has publicly ruled that debt instruments with a term of less than five years may be “securities” if issued in exchange for debt instruments having the same maturity date and terms (other than interest rate), and that had an original term of greater than ten years.  The “old” Notes had an original term of seven years.  The “new” Notes would have a remaining term of approximately five years.  Additionally, the “new” Notes may not be treated as having the same terms as the “old” Notes because certain provisions would differ from those in the “old” Notes.  Therefore, it is uncertain whether the “new” Notes would qualify as “securities.”  If there is a deemed exchange, we intend to take the position that the deemed exchange should constitute a tax-free recapitalization for United States federal income tax purposes for the Notes, thus generally no gain or loss should be recognized.  If, contrary to our expectations, any such deemed exchange were not to qualify as a tax-free recapitalization with respect to the Notes, the tax consequences of the adoption of the Proposed Amendment could materially differ from those described herein for such Notes.  Due to the inherently factual nature of the determination, U.S. Holders are urged to consult their own tax advisors regarding the classification of the Notes as “securities” for federal income tax purposes and the application of the recapitalization rules.

If there is a deemed exchange that is treated as a tax-free recapitalization, no gain or loss generally will be recognized by a U.S. Holder.  In such event, a U.S. Holder will have an initial tax basis in the “new” Notes received in the deemed exchange equal to the holder’s tax basis in the “old” Notes deemed exchanged therefor immediately prior to the deemed exchange, and the holder’s holding period for the “new” Notes will include the period during which the holder held the “old” Notes deemed surrendered in the deemed exchange.

If there is a deemed exchange that is not treated as a tax-free recapitalization, a U.S. Holder will recognize gain in an amount equal to the excess of (i) the issue price of the “new” Notes (generally, the fair market value of the “new” Notes, on the date of the deemed exchange, unless neither the Notes nor the “new” Notes are determined to be “publicly traded” within the meaning of the applicable Treasury regulations), over (ii) the U.S. Holder’s adjusted tax basis in the Notes immediately prior to the adoption of the Proposed Amendment.  Such gain will generally be treated as capital gain for U.S. Holders of the Notes (except to the extent of any accrued market discount and any portion attributable to accrued but unpaid interest, in each case not previously included in the U.S. Holder’s income).  Any loss may be subject to disallowance.  In such event, there will be a new holding period starting with respect to the “new” Notes.

If there is a deemed exchange (regardless of whether it is treated as a tax-free recapitalization), the issue price of the “new” Notes would be determined based on the fair market value of the “new” Notes on the deemed exchange date (assuming either the Notes or the “new” Notes are treated as publicly traded).  Depending on such issue price, the “new” Notes may be treated as having been issued with original issue discount or bond premium.  If the “new” Notes were to be treated as issued with original issue discount, U.S. Holders may be required to include original issue discount in income in advance of the receipt of the cash attributable to such income, among other consequences.

Holders are strongly urged to consult their tax advisors as to the tax consequences resulting from the adoption of the Proposed Amendment.

Non-U.S. Holders

For purposes of this section, “non-U.S. Holder” means a beneficial owner of a Note (other than a partnership for United States federal income tax purposes) that is not a U.S. Holder.

Debt Modification

Even if there were to be a deemed exchange of the Notes for “new” Notes, a non-U.S. Holder generally will not be subject to United States federal income taxation on income (if any) recognized in connection with such deemed exchange unless income in respect of the “old” Notes is treated as effectively connected to the conduct of a trade or business by the non-U.S. Holder in the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. Holder) or, in the case of a non-resident alien individual non-U.S. Holder, the holder is present in the United States for 183 days or more in the year of the deemed exchange and certain other conditions are met.  In such case, the United States federal income tax consequences to such non-U.S. Holder would be the same as those applicable to U.S. Holders described above.

THE FOREGOING SUMMARY INCLUDED HEREIN IS NECESSARILY FOR GENERAL INFORMATION ONLY.  HOLDERS OF NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE ADOPTION OF THE PROPOSED AMENDMENT, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

The Trustee for the Notes is:

Wilmington Trust Company, a Delaware banking company

1100 North Market Street
Rodney Square North
Wilmington, DE  19890-1615

The Information Agent for the Consent Solicitation is:

Global Bondholders Services Corporation

65 Broadway—Suite 723
New York, New York 10006

Attn: Corporate Actions
Banks and Brokers Call: (212) 430-3774
Toll Free: (866) 873-6300

Delivery of the completed Consent Letters should be directed to the Depositary:

The Depositary for the Consent Solicitation is:

Global Bondholders Services Corporation

By Facsimile:

(For Eligible Institutions only):
(212) 430-3775

Confirmation:
(212) 430-3774

By Mail:

By Mail	By Overnight Courier	By Hand:
65 Broadway—Suite 723	65 Broadway—Suite 723	65 Broadway—Suite 723
New York, NY 10006	New York, NY 10006	New York, NY 10006

The Solicitation Agent for the Consent Solicitation is:

GOLDMAN, SACHS & CO.

1 New York Plaza, 48th Floor
New York, New York 10004
Toll Free: (800) 828-3182
Collect: (212) 902-9077
Attn: Credit Liability Management Group